Exhibit 99.1

Norcraft Companies, L.P. and Norcraft Holdings, L.P.

Announce the Successful Closing of Various Refinancing Transactions

May 26, 2011 – Eagan, Minnesota – Norcraft Companies, L.P. (“Norcraft”) announced today the closing of the private offering of $60,000,000 aggregate principal amount of 10-1/2% Senior Secured Second Lien Notes due 2015 (the “Additional Notes”) by Norcraft and its direct, wholly owned subsidiary, Norcraft Finance Corp. to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in compliance with Regulation S under the Securities Act. The Additional Notes will not be initially registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Norcraft Holdings, L.P.’s (“Holdings”) announced today that pursuant to the terms of its Offer to Purchase and Consent Solicitation Statement, dated April 19, 2011(the “Offer to Purchase”), Holdings has accepted for payment all 9-3/4% Senior Discount Notes due 2012 (the “Discount Notes”) validly tendered on or prior to 5:00 p.m., New York City time, on May 25, 2011. Holders who tendered such Discount Notes on or before 5:00 p.m., New York City time, on May 2, 2011 (the “Consent Date”) will receive $1,003.75 per $1,000 in principal amount of the Discount Notes validly tendered and not validly revoked. There were no holders that tendered after the Consent Date. Holdings also discharged its remaining obligations under the indenture governing the Discount Notes today by delivering a notice of redemption to holders of the remaining Discount Notes and depositing in trust funds sufficient to pay and discharge all remaining indebtedness on the Discount Notes, including accrued and unpaid interest.

The net proceeds from the offering of Additional Notes, together with cash on hand, were used to (i) fund the payment of the consent fees in accordance with Norcraft’s Consent Solicitation Statement, dated May 16, 2011, (ii) fund the purchase of the Discount Notes validly tendered (and not validly revoked) pursuant to the Offer to Purchase, including the payment of any consideration in accordance therewith, the redemption of any remaining outstanding Discount Notes and the payment of any accrued and unpaid interest, fees and expenses related thereto and (iii) pay any fees and expenses related to the offering.

Norcraft also announced today the entry into an amendment to its senior secured first-lien asset-based revolving credit facility (the “ABL Facility”), which, among other things, extended the maturity of the ABL Facility to September 15, 2015 and permitted the issuance of the Additional Notes and the distribution of the net proceeds from Norcraft to Holdings to allow Holdings to repurchase or redeem all of the outstanding Discount Notes.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase the Additional Notes or any securities of Norcraft Companies, L.P. or any of its subsidiaries. No offers are being made herein to any investor in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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Certain statements in this press release are “forward-looking statements” within the meaning of the Securities Act. Statements in this press release regarding activities, matters relating to the refinancing and/or repurchases of debt securities, other events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of Norcraft or Holdings (the “Companies”). You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the Companies. They are subject to uncertainties and factors relating to the Companies’ operations and business environment, all of which are difficult to predict and many of which are beyond the Companies’ control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks in the Companies’ latest annual report on Form 10-K and/or quarterly report on Form 10-Q filed by the Companies with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law the Companies undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Contact:

Norcraft Companies, L.P.

Leigh E. Ginter, 651-234-3315

Chief Financial Officer

leigh.ginter@norcraftcompanies.com